EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-124140, 333-122628, 333-110855, 333-110854, 33-40730, 333-103573, 333-59516, 333-38378 and 333-166521) and Form S-3 (Nos. 333-120776, 333-49952, 333-48194) and Form S-3ASR (333-143634) of Molson Coors Brewing Company of our report dated February 24, 2012, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
February 24, 2012